                                                                    Exhibit 11.1
                                                                        (1 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                            Year Ended September 30,
                                                        -------------------------------------------------------------------
                                                              2002 (As Restated)                        2001
                                                        ------------------------------    ---------------------------------
                                                             Basic          Diluted            Basic           Diluted
                                                        --------------- --------------    ---------------- ----------------
     I.  Shares Outstanding, Net of Treasury
              Stock Purchased and Options Exercised
              During the Period:

              Stock, net                                     6,632,884      6,632,884           6,712,884        6,712,884
              Purchase of treasury stock (weighted)             (3,508)        (3,508)            (69,160)         (69,160)
                                                           -----------    -----------          ----------       ----------
                                                             6,629,376      6,629,376           6,643,724        6,643,724
    II. Weighted Equivalent Shares:

              Assumed options and warrants exercised                                                               175,131
                                                           -----------    -----------          ----------       ----------

   III.  Weighted Average Shares and Equivalent Shares       6,629,376      6,629,376           6,643,724        6,818,855
                                                           ===========    ===========          ==========       ==========

    IV.  Net Income (Loss)                                 ($    1,844)   ($    1,844)         $    1,716       $    1,716
                                                           ===========    ===========          ==========       ==========

     V.  Net Income (Loss) Per Share                       ($      .28)   ($      .28)         $      .26       $      .25
                                                           ===========    ===========          ==========       ==========


                                                                    Exhibit 11.1
                                                                        (2 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                                           Three Months Ended September 30,
                                                        -------------------------------------------------------------------
                                                               2002 (As Restated)                       2001
                                                        ------------------------------    ---------------------------------
                                                             Basic          Diluted            Basic           Diluted
                                                        --------------- --------------    ---------------- ----------------
     I.  Shares Outstanding, Net of Treasury
              Stock Purchased and Options Exercised
              During the Period:

              Stock, net                                     6,632,884      6,632,884           6,632,884        6,632,884
              Purchase of treasury stock (weighted)            (13,912)       (13,912)
                                                           -----------    -----------         -----------      -----------
                                                             6,618,972      6,618,972           6,632,884        6,632,884
    II. Weighted Equivalent Shares:

              Assumed options and warrants exercised                                                               121,714
                                                           -----------    -----------         -----------      -----------

   III.  Weighted Average Shares and Equivalent Shares       6,618,972      6,618,972           6,632,884        6,754,598
                                                           ===========    ===========         ===========      ===========

    IV.  Net Income (Loss)                                 ($    1,620)   ($    1,620)        ($    1,322)     ($    1,322)
                                                           ===========    ===========         ===========      ===========

     V.  Net Income (Loss) Per Share                       ($      .24)   ($      .24)        ($      .20)     ($      .20)
                                                           ===========    ===========         ===========      ===========